Exhibit 10.10.1

FIRST AMENDMENT TO AMENDED AND RESTATED COLLATERAL LOAN AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED COLLATERAL LOAN AGREEMENT (the “Amendment”), is made as of this 5th day of April, 2011, by and among CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company (“CNL Southwest”), CNL INCOME EAGL WEST GOLF, LLC, a Delaware limited liability company (“CNL West”), CNL INCOME EAGL NORTH GOLF, LLC, a Delaware limited liability company (“CNL North”), CNL INCOME EAGL MIDWEST GOLF, LLC, a Delaware limited liability company (“CNL Midwest”) CNL INCOME EAGL MIDEAST GOLF, LLC, a Delaware limited liability company (“CNL Mideast”; CNL Southwest, CNL West, CNL North, CNL Midwest, and CNL Mideast, each individually, a “Borrower”, and collectively, “Borrowers”), CNL GATLINBURG PARTNERSHIP, LP, a Delaware limited partnership (“Gatlinburg Obligor”), and THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation (“Lender”).

RECITALS:

This Amendment is entered into on the basis of the following facts, understandings and intentions of the parties:

A. Lender has made certain loans to Borrowers in the aggregate original principal sum of One Hundred Forty Million and No/100 Dollars ($140,000,000.00) (collectively, the “Loans”, and each, a “Loan”), secured by, among other things, certain properties owned by Borrowers, as more particularly identified in the Original Loan Agreement (defined below).

B. Lender, Borrowers and Gatlinburg Obligor are the current parties to that certain Collateral Loan Agreement dated as of January 25, 2008 by and among Borrowers and Lender, as the same has been amended and restated pursuant to that certain Amended and Restated Collateral Loan Agreement dated as of August 17, 2010 by and among Borrowers, Gatlinburg Obligor and Lender (such Collateral Loan Agreement, as so amended and restated, is hereinafter referred to as the “Original Loan Agreement”), which Original Loan Agreement governs certain of the terms and conditions of the Loans. Capitalized terms used in this Amendment but not defined herein shall have the meaning ascribed to them in the Original Loan Agreement.

C. Borrowers and Gatlinburg Obligor have requested that Lender modify the terms of the Loans in certain respects (such transaction, the “Loan Modification Transaction”), and, in exchange for a partial paydown of the outstanding principal balance of the Loans made by Borrowers as of the date hereof, and other good and valuable consideration, Lender is willing to enter into the Loan Modification Transaction in accordance with the terms of (i) this Amendment, and (ii) all other documents, instruments and agreements required by Lender to be executed and/or and delivered in connection with the Loan Modification Transaction (such documents, instruments and agreements, collectively, the “Loan Modification Documents”).

D. Lender, Borrowers and Gatlinburg Obligor wish to enter into this Amendment to document the modification of certain terms of the Original Loan Agreement in connection with the consummation of the Loan Modification Transaction.

NOW, THEREFORE, IN CONSIDERATION of the foregoing recitals, and the mutual covenants and promises of the parties contained in this Amendment, Borrowers, Gatlinburg Obligor and Lender agree as follows:

1. Recitals. The foregoing recitals shall be fully incorporated into the substance of this Amendment and for all purposes made part hereof. Unless otherwise defined herein, all defined terms used in this Amendment shall have the same meanings ascribed to such terms in the Original Loan Agreement.

2. Amendments to Original Loan Agreement. The Original Loan Agreement is hereby amended as follows:

2.1 The term “Agreement” as defined in Section 1.2 [General Terms] of the Original Loan Agreement shall henceforth mean and refer to the Original Loan Agreement as modified and amended by this Amendment, and as it may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

2.2 The terms “Collateral Documents”, “Environmental Indemnity”, “ERISA Indemnity”, “Fraudulent Conveyance Indemnity”, “Loan Documents”, and “Secured Guaranty” as defined in Section 1.2 [General Terms] of the Original Loan Agreement shall henceforth mean and refer to the same as modified and amended by the Loan Modification Documents, and as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

2.3 The following new defined terms are hereby added to Section 1.2 [General Terms] of the Original Loan Agreement:

“Affiliate” means any other Person Controlling, Controlled by or under common Control with such specific Person.

“Cash Management Agreements” means collectively, each of those certain (i) Cash Management Agreement (Southwest), dated as of the date hereof, by and between CNL Southwest, as borrower, and Lender, as lender; (ii) Cash Management Agreement (West), dated as of the date hereof, by and between CNL West, as borrower, and Lender, as lender; (iii) Cash Management Agreement (North), dated as of the date hereof, by and between CNL North, as borrower, and Lender, as Lender; (iv) Cash Management Agreement (Midwest), dated as of the date hereof, by and between CNL Midwest, as borrower, and Lender, as lender; (v) Cash Management Agreement (Mideast), dated as of the date hereof, by and between CNL Mideast, as borrower, and Lender, as Lender; and (vi) Cash Management Agreement (Gatlinburg), dated as of the date hereof, by and between Gatlinburg Obligor, as borrower, and Lender, as lender.

“Control” (and terms correlative thereto) when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract or otherwise.

“Equity Interest” means (a) partnership interests (general or limited) in a partnership; (b) membership interests in a limited liability company; (c) shares or stock interests in a corporation; and (d) the beneficial ownership interests in a trust.

“Indenture” means that certain Indenture executed in connection with the Parent Debt and Related Guarantees, as the same may be amended and/or supplemented from time to time in accordance with the terms thereof.

“Independent Director” means a duly appointed member of the board of directors (or with respect to a Single Member LLC, the board of managers) of the relevant entity who shall not have been, at the time of such appointment or at any time while serving as a director or manager of the relevant entity and may not have been at any time in the preceding five (5) years, (a) a direct or indirect legal or beneficial owner in such entity or any of its affiliates; (b) a creditor, supplier, employee, officer, director (other than in its capacity as Independent Director of the relevant entity or another party to this Agreement, so long as such party to this Agreement does not own a direct or indirect Equity Interest in the relevant entity), family member, manager, or contractor of such entity or any of its affiliates or any creditor, supplier, employee, officer, director, family member, manager, or contractor of such Person or any of its affiliates.

“Parent” means CNL Lifestyle Properties, Inc., a Maryland corporation.

“Parent Debt and Related Guarantees” means up to an aggregate amount of Four Hundred Million and 00/100 Dollars ($400,000,000.00) of senior notes issued by Parent in a private offering through Jeffries & Company, Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Fifth Third Securities, Inc., BB&T Capital Markets and Morgan Keegan & Company, Inc., as initial purchasers, which notes shall be fully and unconditionally guaranteed by each Borrower and Gatlinburg Obligor notwithstanding certain express limitations on further indebtedness and encumbrances contained in the Loan Documents and the organizational documents of Borrower and Gatlinburg Obligor.

“Parent Debt Documents” means the Indenture and other documents evidencing the Parent Debt and Related Guarantees.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association, or any other entity, any governmental authority, and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Single Member LLC” means a limited liability company that (a) is either (i) a single member limited liability company or (ii) a multiple member limited liability company that does not have a Single-Purpose Entity that owns at least one percent (1%) of the equity interests in such limited liability company as its managing member, and (b) is organized under the State of Delaware.

“Single Purpose Entity” means a corporation, limited partnership, or limited liability company which, at all times since its formation and thereafter

(i) was and will be organized solely for the purpose of owning, managing, leasing, financing and operating the applicable Individual Property or Gatlinburg Individual Property;

(ii) has not and will not engage in any business unrelated to the purpose described in clause (i) above;

(iii) has not and will not own any asset or property other than the applicable Individual Property or Gatlinburg Individual Property, and incidental personal property necessary for the ownership, management, leasing, financing, and operation of the applicable Individual Property or Gatlinburg Individual Property;

(iv) to the fullest extent permitted by law, has not and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation or merger in whole or in part, and, except as otherwise expressly permitted by this Agreement, has not and will not engage in, seek or consent to any asset sale, transfer of partnership or membership or shareholder interests, or amendment of its limited partnership agreement, articles of incorporation, articles of organization, certificate of formation, or operating agreement (as applicable);

(v) if such entity is a limited partnership, has and will have as its only general partners, general partners which are and will be Single-Purpose Entities which are corporations or Single Member LLCs;

(vi) if such entity is a corporation or a Single Member LLC, at all relevant times, has and will have at least one (1) Independent Director;

(vii) the board of directors of such entity (or if such entity is a Single Member LLC, the entity, each member, each director, each manager, the board of managers, if any, and all other Persons on behalf of such entity), has not taken and will not take any action requiring the unanimous affirmative vote of one hundred percent (100%) of the members and all directors and managers, as applicable, unless all of the directors or managers, as applicable, including, without limitation, the Independent Director, shall have participated in such vote;

(viii) has not and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(ix) if such entity is a limited liability company (other than a Single Member LLC), has and will have at least one member that is and will be a Single Purpose Entity which is and will be a corporation, and such corporation is and will be the managing member of such limited liability company;

(x) without the unanimous consent of all of the partners, directors or managers (including, without limitation, the Independent Director) or members, as applicable, has not and will not with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest (w) file a bankruptcy, insolvency, or reorganization petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally; (x) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for such entity or all or any portion of such entity’s properties; (y) make any assignment for the benefit of such entity’s creditors; or (z) take any action that might cause such entity to become insolvent;

(xi) has maintained and will maintain its books, records, financial statements, accounting records, bank accounts, and other entity documents in its own name and separate from any other Person, except that such entity may be included in the consolidated financial statements of an Affiliate, if such financial statements note that such entity is a separate entity and that such entity’s assets are not available to satisfy the claims of the other consolidated entities;

(xii) has maintained and will maintain its books, records, resolutions, and agreements as official records;

(xiii) has not comingled and will not comingle its funds or other assets with those of any other Person, except as may be contemplated by the Loan Documents or by the written consent of Lender;

(xiv) has held and will hold its assets in its own name, and has maintained and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain, or identify its individual assets from those of any other Person;

(xv) has conducted and will conduct is business in its name;

(xvi) has filed and will file its own tax returns (to the extent required to file any tax returns) and has not and will not file a consolidated deferral income tax return with any other Person, except as required by law;

(xvii) is and intends to remain solvent, and has paid and will pay its own debts and liabilities out of its own funds and assets (to the extent of such funds and assets) as the same shall become due, and will give prompt written notice to Lender of the insolvency or bankruptcy filing of Borrowers, Gatlinburg Obligor, or any general partner or member of each Borrower or Gatlinburg Obligor;

(xviii) has done or caused to be done, and will do or cause to be done, all things necessary to observe all partnership, corporate or limited liability company formalities (as applicable) and preserve its existence and good standing, and has not, and without the prior written consent of Lender, will not, amend, modify or otherwise change any of the single purpose, separateness, or bankruptcy remote provisions or requirements of the partnership certificate, partnership agreement, articles of incorporation and bylaws, articles of organization or operating agreement, trust or other organizational documents (except as required by law);

(xix) has maintained and will maintain an arms-length relationship with its Affiliates;

(xx) except for the Parent Debt and Related Guarantees, has and will have no indebtedness other than the Indebtedness and unsecured trade payables in the ordinary course of business relating to the ownership and operation of the applicable Individual Property or Gatlinburg Individual Property (including without limitation financing leases and purchase money indebtedness incurred in the ordinary course of business relating to personal property on commercially reasonable terms and conditions) which (x) do not exceed, at any time, a maximum amount of five percent (5%) of the Allocated Loan Amount attributable to the respective Individual Property; and (y) are paid within sixty (60) days of the date incurred;

(xxi) except for the Parent Debt and Related Guarantees, has not acquired and will not acquire obligations or securities of its partners, members, or shareholders or any other Person;

(xxii) has allocated and will allocate fairly and reasonably shared expenses, including, without limitation, shared office space, and has maintained and utilized and will maintain and utilize separate stationary, invoices, and checks bearing its own name.

(xxiii) except as permitted under the Loan Documents, has not and will not pledge its assets for the benefit of any other Person;

(xxiv) has held and identified itself and will hold itself out to the public as a legal entity separate and distinct from any other Person and under its own name;

(xxv) has not made and will not make loans or advances to any Person;

(xxvi) has not and will not identify itself or any of its affiliates as a division or part of the other, except for services rendered under a business management services agreement with an affiliate that complies with the terms set forth in clause (xxviii) below, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as an agent of such Single Purpose Entity;

(xxvii) except for the Parent Debt and Related Guarantees, and except as permitted under the Loan Documents, has not entered and will not enter into any contract or agreement with its partners, members, shareholders, or its affiliates except in the ordinary course of its business and on terms which are intrinsically fair and are no less favorable to it than would be obtained in a comparable arms-length transaction with an unrelated third party and which are fully disclosed to Lender in writing in advance;

(xxviii) has paid and will pay the salaries of its own employees from its own funds (to the extent of such funds) and has maintained and intends to maintain a sufficient number of employees in light of its contemplated business operations;

(xxix) has maintained and intends to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its completed business operations;

(xxx) if such entity is a limited liability company (other than a Single Member LLC) with one managing member, such entity shall dissolve only upon the bankruptcy of the managing member, and such entity’s articles of organization, certificate of formation, and/or operating agreement, as applicable, shall contain such provision;

(xxxi) if such entity is a Single Member LLC, its organizational documents shall provide that, as long as any portion of the Indebtedness remains outstanding, upon the occurrence of any event that causes the last remaining member of such Single Member LLC to cease to be a member of such Single Member LLC (other than (y) upon an assignment by such member of all of its limited liability company interest in such Single Member LLC and the admission of the transferee, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents; or (z) the resignation of such member and the admission of an additional member of such Single Member LLC, if permitted pursuant to the organizational documents of such Single Member LLC and the Loan Documents), the individual(s) acting as the Independent Director(s) of such Single Member LLC shall, without any action of any Person and simultaneously with the last remaining member of the Single Member LLC ceasing to be a member of the Single Member LLC, automatically be admitted as members of the Single Member LLC (the “Special Member”) and shall preserve and continue the existence of the Single Member LLC without dissolution thereof;

(xxxii) if such entity is a Single Member LLC, its organizational documents shall provide that for so long as any portion of the Indebtedness is outstanding, no Special Member may resign or transfer its rights as Special Member unless (A) a successor Special Member has been admitted to such Single Member LLC as a Special Member, and (B) such successor Special Member has also accepted its appointment as the Independent Director;

(xxxiii) has not and will not have any obligation to indemnify any Special Member unless such an obligation was and is fully subordinated to the Indebtedness and, to the fullest extent permitted by law, will not constitute a claim against such entity in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such indemnity obligation;

(xxxiv) to the fullest extent permitted by law, including Section 18-1101(c) of the Delaware Limited Liability Company Act, and such other applicable statutes, has considered the interests of its creditors in connection with all limited liability company and limited partnership actions; and

(xxxv) has caused and will cause its agents and other representatives to act at all times with respect to such entity consistently and in furtherance of the foregoing and in the best interests of such entity.

2.4 Clause (h) of Section 2.1 [Due on Sale or Encumbrance] of the Original Loan Agreement is hereby amended to add the following at the beginning of clause (h): “Except with respect to the Parent Debt and Related Guarantees,”.

2.5 Clause (l) of Section 5.1 [Definition - Event of Default] of the Original Loan Agreement is hereby amended to delete “or” at the end of said clause.

2.6 Clause (m) of Section 5.1 [Definition - Event of Default] of the Original Loan Agreement is hereby amended to delete the “.” at the end of said clause (m) and insert “;” in lieu thereof.

2.7 A new clause (n) is hereby added to Section 5.1 [Definition - Event of Default] of the Original Loan Agreement immediately following clause (m) thereof as follows: “if any default occurs under the Parent Debt Documents and such default is not cured within any applicable grace or cure period; or if there is any breach of Section 2.12 of this Amendment [new Section 12 of the Original Loan Agreement]; or if the trustee acting on behalf of the holders of the Parent Debt and Related Guarantees ceases to be Wilmington Trust, FSB, or an insurance company, bank, or other financial institution, unrelated to Borrowers, Gatlinburg Obligor, and Parent, with assets in excess of One Billion and 00/100 Dollars ($1,000,000,000.00);”.

2.8 A new clause (o) is hereby added to Section 5.1 [Definition - Event of Default] of the Original Loan Agreement immediately following clause (n) thereof as follows: “if any event of default occurs under the Cash Management Agreements and such default is not cured within any applicable grace period in the Cash Management Agreements; or”.

2.9 A new clause (p) is hereby added to Section 5.1 [Definition - Event of Default] of the Original Loan Agreement immediately following clause (o) thereof as follows: “if there is any change in any management company or material change to a management agreement, change in lessee under any operating lease, or any other property operator or any material change in any related operating agreement without prior written consent of Lender, which consent shall not be unreasonably withheld, conditioned or delayed.”.

2.10 The Original Loan Agreement is hereby amended to add a new Section 10 to the Original Loan Agreement as follows:

“10.	SINGLE PURPOSE ENTITIES

10.1 Each Borrower and Gatlinburg Obligor have been since their formation, and will continue to be, Single-Purpose Entities.”

2.11 The Original Loan Agreement is hereby amended to add a new Section 11 to the Original Loan Agreement as follows:

“11.	PROVISION REGARDING ADDITIONAL RECOURSE OBLIGATIONS

11.1 IN ADDITION TO, AND IN NO WAY IN LIMITATION OF, THE LIMITED AND FULL RECOURSE INDEBTEDNESS OF BORROWERS UNDER PARAGRAPHS 8 AND 9 OF THE NOTES, BORROWERS HEREBY ACKNOWLEDGE AND AGREE THAT

BORROWERS AND CNL INCOME PARTNERS, LP SHALL HAVE PERSONAL LIABILITY FOR DAMAGES SUFFERED OR INCURRED BY LENDER AS A RESULT OF ANY MATERIAL BREACH OR VIOLATION OF SECTION 10 OF THIS AGREEMENT.”

2.12 The Original Loan Agreement is hereby amended to add a new Section 12 to the Original Loan Agreement as follows:

“12.	DUE ON SALE AND APPLICATION OF PROCEEDS

12.1 The Parent Debt Documents shall permit, that upon a sale of a respective Individual Property or the Gatlinburg Individual Property, the proceeds of such sale (the “Sale Proceeds”) may first be used to pay the applicable Release Price plus any additional required payments under the Loan Documents, including the Prepayment Premium, and other charges due under the Loan Documents in connection therewith (collectively, the “Golf Loan Paydown”), before being available for application to the Parent Debt and Related Guarantees. Borrowers do hereby agree to apply all Sale Proceeds first to the Golf Loan Paydown, before using the Sale Proceeds for application to the Parent Debt and Related Guarantees.

3. Definition of Collateral Loan Agreement and Other Loan Documents. From and after the date hereof, the definition of and all references in the Loan Documents to the “Collateral Loan Agreement” or the “Loan Agreement” are hereby modified to mean and refer to the Original Loan Agreement as amended by this Amendment, and as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time. All references to any of the other “Loan Documents”, individually or collectively, contained in each of the Loan Documents are hereby modified to mean and refer to such other Loan Documents, individually or collectively as the context requires, as amended by the Loan Modification Documents, and as the same may be further amended, restated, supplemented, replaced or otherwise modified from time to time.

4. Reaffirmation. As amended and modified hereby, the Original Loan Agreement and the other Loan Documents shall remain in full force and effect, and all covenants, agreements, warranties, representations and other terms and provisions thereof, as the same have been amended by this Amendment, are ratified, confirmed, reaffirmed and republished.

5. Consent to Guarantee of Parent Debt and Related Guarantees and Amended Organizational Documents. Notwithstanding anything to the contrary in the Original Loan Agreement, any Loan Document, the organizational documents of the Borrowers and/or Gatlinburg Obligor, or in any other document, instrument, or certificate executed and delivered by any of the Borrowers and/or the Gatlinburg Obligor and/or CNL Partners, in connection with the Loans, Lender does hereby consent to, and approves of (i) each Borrower and Gatlinburg Obligor fully and unconditionally guaranteeing the Parent Debt and Related Guarantees, and (ii) the amendment to the limited liability company agreement of each Borrower and the limited partnership agreement of Gatlinburg Obligor permitting such guarantee.

6. Principal Reduction. In consideration of Lender entering into this Amendment and modifying the terms of the Loans as provided herein, as of the date hereof, Borrowers have made a partial paydown of the outstanding principal balance in the amount of Twenty-Two Million One Hundred Ninety-Nine Thousand Two Hundred Ninety-Five and 84/100 Dollars ($22,199,295.84) to reduce the outstanding principal amount of the Loans to Ninety-Seven Million Four Hundred Thousand and 00/100 Dollars

($97,400,000.00). Such principal paydown shall be allocated among the Loans as set forth on Exhibit A attached hereto and made a part hereof, which Exhibit A supersedes that certain Exhibit A attached to the Original Loan Agreement.

7. No Novation. The parties do not intend this Amendment nor the Loan Modification Transaction to be, and this Amendment and the Loan Modification Transaction hereby shall not be construed to be, a novation of any of the obligations owing by Borrowers under or in connection with the Notes, the Mortgages and other Loan Documents. Further, the parties do not intend this Amendment nor the Loan Modification Transaction to affect the priority of any of Lender’s liens in any of the collateral securing the Notes in any way, including, but not limited to, the liens, security interests, rights and encumbrances created by the Mortgages and the other Loan Documents.

8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors in title and assigns, subject, however, to all restrictions on transfer and encumbrance set forth in the Original Loan Agreement as amended by this Amendment.

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IN WITNESS WHEREOF, this Amendment has been duly executed by Lender, Borrowers and Gatlinburg Obligor as of the day and year first above written.

BORROWERS:

CNL SOUTHWEST:		CNL MIDWEST:

CNL INCOME EAGL SOUTHWEST GOLF, LLC, a Delaware limited liability company		CNL INCOME EAGL MIDWEST GOLF, LLC, a Delaware limited liability company

By:	/s/ Holly Greer [SEAL]	By:	/s/ Holly Greer [SEAL]
Name:	Holly Greer	Name:	Holly Greer
Title:	Senior Vice President	Title:	Senior Vice President

CNL WEST:		CNL MIDEAST:

CNL INCOME EAGL WEST GOLF, LLC, a Delaware limited liability company		CNL INCOME EAGL MIDEAST GOLF, LLC, a Delaware limited liability company

By:	/s/ Holly Greer [SEAL]	By:	/s/ Holly Greer [SEAL]
Name:	Holly Greer	Name:	Holly Greer
Title:	Senior Vice President	Title:	Senior Vice President

CNL NORTH:

CNL INCOME EAGL NORTH GOLF, LLC, a Delaware limited liability company

By:	/s/ Holly Greer [SEAL]
Name:	Holly Greer
Title:	Senior Vice President

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COLLATERAL LOAN AGREEMENT]

GATLINBURG OBLIGOR:

CNL GATLINBURG PARTNERSHIP, LP, a Delaware limited partnership

By:	CNL Gatlinburg GP Corp., a Delaware
corporation, its general partner

	By:	/s/ Holly Greer [SEAL]
	Name:	Holly Greer
	Title:	Senior Vice President

[CORPORATE SEAL]

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COLLATERAL LOAN AGREEMENT]

LENDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation

By:	/s/ Paul Geyer
Name:	Paul Geyer
Title:	Vice President

[CORPORATE SEAL]

EXHIBIT A

ALLOCATED LOAN AMOUNTS FOR INDIVIDUAL PROPERTIES

[Intentionally Omitted]